                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for use of the Commission
                                                              only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material under Rule 14a-12

                          HCC Insurance Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

--------------------------------------------------------------------------------

(2) Form Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3) Filing Party:

--------------------------------------------------------------------------------

(4) Date Filed:

--------------------------------------------------------------------------------

                          HCC INSURANCE HOLDINGS, INC.
                            13403 NORTHWEST FREEWAY
                           HOUSTON, TEXAS 77040-6094

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD MAY 24, 2001 AT 8:30 A.M.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of HCC Insurance Holdings, Inc. ("HCC" or the "Company") will be held on Thursday May 24, 2001 at 8:30 a.m. Houston time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, 77024 for the following purposes:

1. To approve an amendment to the Company's Amended Restated Certificate of Incorporation to classify the Board of Directors into three classes to serve initially as follows: Class I -- to serve until the Annual Meeting of Shareholders in 2002; Class II -- to serve until the Annual Meeting of Shareholders in 2003; and Class III -- to serve until the Annual Meeting of Shareholders in 2004; and to provide that thereafter each class of Directors shall serve for a three-year term.

2. In the event of the approval of the Amendment to the Company's Amended Restated Certificate of Incorporation referred to in Proposal 1, to elect five Class I Directors for a term of one year, four Class II Directors for a term of two years and four Class III Directors for a term of three years, each to serve in such capacity and until his successor is duly elected and qualifies, or, in the event of the disapproval of said Amendment, to elect thirteen directors for a one-year term, each to serve until the Annual Meeting of Shareholders in 2002 and until his successor is duly elected and qualifies.

3. To vote on a proposal to adopt the Company's 2001 Flexible Incentive Plan (the "2001 Flexible Plan") which will authorize the possible issuance of 3,000,000 shares of Common Stock to the recipients of grants under such plan;

4. To vote on an amendment to the Company's Amended Restated Certificate of Incorporation to authorize the issuance of 50,000,000 shares of Preferred Stock (the "Preferred Stock");

5. To ratify the appointment by the Company's Board of Directors of PricewaterhouseCoopers LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 2001; and

6. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on April 12, 2001, as the record date for determining those Shareholders who are entitled to notice of, and to vote at, the Meeting. A list of such Shareholders will be open to examination by any Shareholder at the Meeting and for a period of ten days prior to the date of the Meeting during ordinary business hours at 13403 Northwest Freeway, Houston, Texas. A copy of the Annual Report of the Company for the fiscal year ended December 31, 2000, is enclosed.

By Order of the Board of Directors,

CHRISTOPHER L. MARTIN,

Secretary

Houston, Texas
April 30, 2001

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                          HCC INSURANCE HOLDINGS, INC.
                            13403 NORTHWEST FREEWAY
                           HOUSTON, TEXAS 77040-6094
                               ------------------

                                PROXY STATEMENT
                               ------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 2001
                               ------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is first being mailed on or about April 30, 2001 to Shareholders of HCC Insurance Holdings, Inc. ("HCC" or the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 24, 2001, at 8:30 a.m. Houston time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, or any postponement or adjournment thereof (the "Meeting"). A Shareholder giving a proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure.

The cost of soliciting proxies will be borne by the Company. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586 at an anticipated cost of $8,500, plus reimbursement of out-of-pocket expenses.

Only Shareholders of record on April 12, 2001 (the "Record Date") will be entitled to vote at the Meeting, and each share will have one vote. At the close of business on the Record Date, there were 58,717,404 shares of the Company's Common Stock outstanding and entitled to vote at the Meeting.

A majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy will constitute a quorum at the Meeting. The adoption of the 2001 Flexible Plan, and the ratification of the appointment of independent auditors must be approved by a majority of the shares present and voting at the Meeting. A majority of the issued and outstanding shares must approve the amendments to the Amended Restated Certificate of Incorporation to classify the Board of Directors and to authorize the Preferred Stock. The election of Directors will be determined by a plurality of the votes cast if a quorum is present. The Board of Directors does not anticipate calling for a vote on any matter other than those described herein.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. A proxy submitted by a Shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such Shareholder with respect to a particular matter. This may occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "Non-Voted Shares") will be treated as shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares voted to abstain as to a particular matter will not be considered Non-Voted Shares. The adoption of the 2001 Flexible Plan and the ratification of the appointment of PricewaterhouseCoopers as independent auditors require a majority of all votes cast on each issue. Thus, abstentions will have the same effect as a vote against those matters, but Non-Voted Shares will not affect the determination of whether such matters are approved. The amendments to the Amended Restated Certificate of Incorporation to establish a classified board of directors and to authorize the Preferred Stock requires a vote of a majority of all issued and outstanding shares. Thus, abstentions and Non-Voted Shares will have the same effect as a vote against the proposals. The election of Directors requires a plurality of the shares. Thus, abstentions and Non-Voted Shares will not affect the outcome of the election of Directors.

        STOCK OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (a) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (b) each Executive Officer of the Company named in the Summary Compensation Table, (c) each Director and Advisory Director and (d) all Directors, Advisory Directors and Executive Officers of the Company as a group.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL     PERCENT OF COMMON
                           NAME                               OWNERSHIP(1)(2)    STOCK OUTSTANDING
                           ----                              -----------------   -----------------
Ariel Capital Management, Inc..............................      5,716,375(3)           9.7%
  307 North Michigan Avenue
  Chicago, Illinois 60601
Stephen L. Way.............................................      4,658,527              7.8%
  13403 Northwest Freeway
  Houston, Texas 77040-6094
Capital Research & Management Company......................      3,725,000(4)           6.3%
  333 South Hope Street
  Los Angeles, California 90071
Beck Mack & Oliver, LLC....................................      2,886,544(5)           4.9%
  330 Madison Avenue
  New York, New York 10017
Stephen J. Lockwood........................................      2,212,397              3.8%
Frank J. Bramanti..........................................        750,912(6)           1.3%
John N. Molbeck, Jr........................................        180,541                *
Walter J. Lack.............................................        115,250                *
Edward H. Ellis, Jr........................................         86,000                *
James R. Crane.............................................         82,500                *
Benjamin D. Wilcox.........................................         75,333                *
J. Robert Dickerson........................................         74,000                *
Allan W. Fulkerson.........................................         70,000                *
Edwin H. Frank, III........................................         58,450(7)             *
Marvin P. Bush.............................................         54,500(8)             *
John L. Kavanaugh..........................................         43,750                *
Patrick B. Collins.........................................         35,000                *
Steven H. Newman...........................................         10,000                *
James C. Flagg, Ph.D.......................................              0           --
All Directors, Advisory Directors and Executive Officers as      8,507,160             14.0%
  a........................................................
  group (16 persons)

---------------
 *  Less than 1%.

(1) Directors, Advisory Directors and Executive Officers have sole voting and investment powers of the shares shown unless otherwise indicated.

(2) Includes shares which Directors, Advisory Directors and Executive Officers have the right to acquire upon the exercise of options within 60 days from the Record Date, including the following: Stephen L. Way -- 1,092,300 shares; Frank J. Bramanti -- 589,230 shares; John N. Molbeck, Jr. -- 106,666 shares, Edward H. Ellis, Jr. -- 85,000 shares; Benjamin D. Wilcox -- 73,333 shares; Allan W. Fulkerson -- 60,000 shares; Edwin H. Frank, III -- 52,500 shares; J. Robert Dickerson, -- 37,500 shares; James R. Crane and Marvin P. Bush -- 32,500 shares each; Patrick B. Collins -- 30,000 shares; Stephen J. Lockwood -- 15,000; Walter J. Lack -- 5,000 shares; and all Directors, Advisory Directors and Executive Officers as a group -- 2,264,029 shares.

(3) The foregoing information was obtained from a Schedule 13G filed on April 10, 2001 with the Securities and Exchange Commission (the "SEC").

(4) The foregoing information was obtained from a Schedule 13G filed on February 12, 2001 with the SEC.

(5) The foregoing information was obtained from a Schedule 13G filed on January 18, 2001 with the SEC.

(6) Includes 750 shares owned of record by Mr. Bramanti's wife in trust for their children and 2,250 shares owned of record by their children. Mr. Bramanti disclaims beneficial ownership of such shares.

(7) Includes 1,200 shares owned of record by Mr. Frank's children. Mr. Frank disclaims beneficial ownership of such shares.

(8) Includes 2,500 shares owned of record by Winston Holdings, LLC, a limited liability company in which Mr. Bush has an ownership interest. Mr. Bush disclaims beneficial ownership of such shares, except to the extent of his actual pecuniary interest therein.

     PROPOSAL I -- APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED RESTATED CERTIFICATE OF INCORPORATION TO ESTABLISH A CLASSIFIED BOARD OF DIRECTORS

GENERAL

The Company currently has a Board of Directors consisting of thirteen members elected to one-year terms at each annual meeting of Shareholders. The Company seeks to establish a classified board of directors by dividing the Board of Directors into three classes with staggered terms.

A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. The Board of Directors believes that dividing the Board of Directors into three classes is in the best interests of the Company and its Shareholders because the likelihood of continuity and stability in the policies formulated by the Board of Directors will be enhanced by providing that Directors will serve three-year terms rather than one-year terms. Two annual elections would, in general, be required to replace a majority of the classified Board of Directors and effect a forced change in the control of the Company. This method of electing directors makes changes in the composition of a company's board of directors more difficult, and thus a potential change in control of that company a more lengthy and difficult process. Delaware law permits companies to adopt a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Company's Board of Directors recommends that the Company's Shareholders approve the adoption of a classified board of directors, dividing the Board of Directors into three classes. After the classified Board of Directors is fully implemented, the Directors of each class will serve three-year terms and the term of one class will expire each year.

THE CLASSIFIED BOARD OF DIRECTORS

The proposed amendment to add a new Article XI to the Amended Restated Certificate of Incorporation (the "Amendment") would divide the Board of Directors into three classes: Class I, Class II and Class III. If the Amendment is adopted and if all current nominees are elected as described in the next Proposal (relating to the election of Directors), each Director will be elected to the class described below:

CLASS I:    James R. Crane
            J. Robert Dickerson
            James C. Flagg, Ph.D.
            Edwin H. Frank, III
            Stephen J. Lockwood
CLASS II:   Frank J. Bramanti
            Patrick B. Collins
            Edward H. Ellis, Jr.
            John N. Molbeck, Jr.
CLASS III:  Stephen L. Way
            Marvin P. Bush
            Allan W. Fulkerson
            Walter J. Lack

Initially, the term of the Class I Directors would expire at the next annual meeting of Shareholders in 2002, and the terms of Class II and Class III Directors would expire at the 2003 and 2004 annual meetings of Shareholders, respectively. Thereafter, successors to the Directors in each class would be elected for three-year terms. In the event of a vacancy, the remaining Directors may appoint a replacement Director to serve until the remainder of the original term that was vacated. The Amendment will thus have the effect of causing only one class of Directors to be elected each year, with the Directors in the other two classes remaining in office until the elections held in the following years, respectively.

In the event that the Shareholders do not approve the Amendment, each Director elected at the Meeting will continue to serve for a one-year term only and until his successor is duly elected and qualified at the next annual meeting in 2002 or until his earlier death, resignation or removal.

Delaware law provides that members of a classified board of directors may only be removed for cause unless the subject company's Certificate of Incorporation provides otherwise. The Company's Amended Restated Certificate of Incorporation does not permit a Director to be removed without cause.

Although the Board of Directors believes that this Proposal is in the best interests of the Company and its Shareholders, Shareholders should be aware of the following possible effects of the adoption of a classified board. Because the creation of a classified Board might increase the amount of time and effort required for a potential acquiror to obtain control of the Company without the cooperation of the Board of Directors, even if the potential acquiror were to acquire a majority of the Company's outstanding Common Stock, the existence of a classified board might tend to discourage certain tender offers which Shareholders might feel would be in their best interests. Because tender offers for control usually involve a purchase price higher than the current market price, the creation of a classified board could also discourage open market purchases by a potential acquiror. In addition, the creation of a classified board could make the Common Stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover bid develops. Finally, because these provisions will make the removal of Directors more difficult, it will increase the Directors' security in their positions and, since the Board of Directors has the power to retain and discharge management, could increase the likelihood that current management will retain their positions for longer periods of time than might otherwise be the case in the absence of a classified board.

Takeovers or changes in management of the Company which are proposed and effected without prior negotiation with the Company's Board of Directors or management are not necessarily detrimental to the Company and its Shareholders. However, the Board of Directors believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals.

The Amendment is not being submitted to Shareholders for approval as the result of, and the Board of Directors is unaware of, any specific effort by any person to obtain control of the Company or to accumulate significant amounts of its Common Stock as of the date of this Proxy Statement.

The foregoing discussion of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached to this Proxy Statement as Attachment "A".

Because the Directors will be directly affected by the institution of a classified board, they may be deemed to have an interest in the outcome of this Proposal. As of the Record Date, the Company's Directors, Advisory Directors and Executive Officers as a group beneficially owned approximately 10.6% of the outstanding Common Stock entitled to vote at the Meeting. See "Stock Ownership of Certain Principal Stockholders and Management" above. The Company expects that its Directors, Advisory Directors and Executive Officers will vote their respective shares of Common Stock in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED RESTATED CERTIFICATE OF INCORPORATION TO ESTABLISH A CLASSIFIED BOARD OF DIRECTORS. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                      PROPOSAL II -- ELECTION OF DIRECTORS

Pursuant to the approval of the proposal to create a classified board of directors, the second proposal on the agenda for the Meeting is the election of five persons to serve as Class I Directors for initial one-year terms, four persons to serve as Class II Directors for initial two-year terms and four persons to serve as Class III Directors for initial three-year terms beginning at the Meeting and ending at the 2002, 2003 and 2004 annual meeting of Shareholders, respectively. Specific Directors will be elected to the classes and for the terms described in the proposal to establish a classified board (assuming that proposal is approved Shareholders). In the event that the Shareholders do not approve the board classification proposal, each Director elected at the Meeting will continue to serve for a one-year term only and until his successor is duly elected and qualified at the next annual meeting of Shareholders in 2002 or until his earlier death, resignation or removal.

Each of the nominees is currently a Director of the Company. James M. Berry, an HCC Director since 1992, died in December, 2000. The vacancy in the Board of Directors created by Mr. Berry's death was filled by the appointment of James C. Flagg, Ph.D. in March, 2001. Edward H. Ellis, Jr. was appointed to the Board of Directors in April, 2001.

The following table presents information concerning persons nominated for election as Directors of the Company, including current membership on committees of the Board of Directors, principal occupation or affiliations during the last five years and certain directorships held.

Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed form of Proxy will vote in accordance with their best judgment for a substitute nominee.

INFORMATION REGARDING NOMINEES FOR DIRECTORS

                                                                                              SERVED
                                                                                                AS
                                                    PRINCIPAL OCCUPATION                     DIRECTOR
                NAME                             DURING THE PAST FIVE YEARS            AGE    SINCE
                ----                             --------------------------            ---   --------
                                                          CLASS I
James R. Crane.......................  Mr. Crane is the Chairman of the Board of       47      1999
                                       Directors and Chief Executive Officer of EGL
                                       Inc. (Nasdaq symbol: EAGL), the company he
                                       founded in 1984. Mr. Crane was first elected
                                       as an HCC Director in 1999 and is a member of
                                       the Compensation Committee.
J. Robert Dickerson..................  Mr. Dickerson is an attorney and has served as  59      1981
                                       an HCC Director since 1981. Mr. Dickerson is
                                       the Chairman of the Audit Committee.
James C. Flagg, Ph.D.................  Dr. Flagg is an Associate Professor in the      49      2001
                                       Department of Accounting, Lowery Mays College
                                       and Graduate School of Business at Texas A&M
                                       University, where he has served since 1988.
                                       Dr. Flagg holds a Bachelor of Science and a
                                       Master of Science in Economics and an M.B.A.
                                       and a Ph.D. in Accounting. Dr. Flagg was
                                       appointed to the Board of Directors in March,
                                       2001 to fill a vacancy and is a member of the
                                       Audit Committee.

                                                                                              SERVED
                                                                                                AS
                                                    PRINCIPAL OCCUPATION                     DIRECTOR
                NAME                             DURING THE PAST FIVE YEARS            AGE    SINCE
                ----                             --------------------------            ---   --------
Edwin H. Frank, III..................  Mr. Frank is a co-founder and the Chairman of   50      1993
                                       FileControl, Inc., an international document
                                       management company. Prior to 1999, Mr. Frank
                                       was the President of Underwriters Indemnity
                                       Holdings, Inc., a subsidiary of RLI
                                       Corporation (NYSE symbol: RLI), and its former
                                       controlling shareholder, having served in such
                                       capacity since 1985. Mr. Frank has served as
                                       an HCC Director since 1993.
Stephen J. Lockwood..................  Mr. Lockwood is the Chief Executive Officer of  53      1981
                                       Stephen J. Lockwood & Co., the Vice-Chairman
                                       of the Board of Directors and until his
                                       retirement in December, 1999, was the Chief
                                       Executive Officer of the Company's subsidiary,
                                       LDG Reinsurance Corporation since 1988. Mr.
                                       Lockwood has served as an HCC Director since
                                       1981. Mr. Lockwood is a Director of four
                                       mutual funds managed by The Dreyfus
                                       Corporation, a subsidiary of Mellon Bank
                                       Corporation (NYSE symbol: MEL) and a director
                                       of Affiliated Managers Group, Inc. (NYSE
                                       symbol: AMG).
                                                          CLASS II
Frank J. Bramanti....................  Mr. Bramanti is a Director and Executive Vice   44      1980
                                       President of HCC and since 1982, has served in
                                       various capacities, including Director,
                                       Secretary, Chief Financial Officer and from
                                       June, 1997 to November, 1997, interim
                                       President. Mr. Bramanti is a member of HCC's
                                       Executive Management Committee, Strategic
                                       Planning Committee, Senior Management
                                       Committee and Investment Committee. Mr.
                                       Bramanti is also a Director and Officer of
                                       various of the Company's subsidiaries.
Patrick B. Collins...................  Mr. Collins is a retired partner of the         72      1993
                                       international accounting firm of
                                       PricewaterhouseCoopers LLP, a position he held
                                       from 1967 through 1991. Mr. Collins has served
                                       as an HCC Director since 1993 and is a member
                                       of the Audit Committee.

                                                                                              SERVED
                                                                                                AS
                                                    PRINCIPAL OCCUPATION                     DIRECTOR
                NAME                             DURING THE PAST FIVE YEARS            AGE    SINCE
                ----                             --------------------------            ---   --------
Edward H. Ellis, Jr..................  Mr. Ellis is a Director, Senior Vice President  58      2001
                                       and the Chief Financial Officer of HCC. Mr.
                                       Ellis is a Certified Public Accountant with
                                       over 34 years of public accounting experience.
                                       Prior to joining HCC in October, 1997, Mr.
                                       Ellis served as a partner specializing in the
                                       insurance industry with the international
                                       accounting firm of PricewaterhouseCoopers from
                                       November, 1988 to September, 1997. Mr. Ellis
                                       was appointed to the Board of Directors in
                                       April, 2001. Mr. Ellis is a member of HCC's
                                       Executive Management Committee, Senior
                                       Management Committee, Strategic Planning
                                       Committee and Investment Committee. Mr. Ellis
                                       is also a Director and Officer of various of
                                       the Company's subsidiaries.
John N. Molbeck, Jr..................  Mr. Molbeck is a Director, and the President    54      1997
                                       and Chief Operating Officer of HCC, having
                                       served in those capacities since November,
                                       1997. Prior to joining HCC, Mr. Molbeck was
                                       the Managing Director of Aon Natural Resources
                                       Group, a subsidiary of Aon Corporation (NYSE
                                       symbol: AOC) which specializes in energy
                                       related insurance and reinsurance. Mr. Molbeck
                                       is a member of HCC's Executive Management
                                       Committee, Strategic Planning Committee,
                                       Investment Committee and is the Chairman of
                                       the Senior Management Committee. Mr. Molbeck
                                       is also a Director and Officer of various of
                                       the Company's subsidiaries.
                                                         CLASS III
Stephen L. Way.......................  Mr. Way founded HCC in 1974 and has served as   52      1974
                                       a Director, Chairman of the Board of Directors
                                       and Chief Executive Officer of HCC since its
                                       organization. He served as President of HCC
                                       from its founding until May, 1996. Mr. Way is
                                       the Chairman of the Executive Management
                                       Committee, the Strategic Planning Committee
                                       and a member of the Investment Committee and
                                       the Senior Management Committee. Mr. Way is
                                       also a Director and Officer of various of the
                                       Company's subsidiaries. Mr. Way is a Director
                                       of Fresh Del Monte Produce, Inc. (NYSE symbol:
                                       FDP).

                                                                                              SERVED
                                                                                                AS
                                                    PRINCIPAL OCCUPATION                     DIRECTOR
                NAME                             DURING THE PAST FIVE YEARS            AGE    SINCE
                ----                             --------------------------            ---   --------
Marvin P. Bush.......................  Mr. Bush is the President of Winston Capital    44      1999
                                       Management, LLC, a registered investment
                                       adviser which specializes in hedge fund
                                       investments, and the founder and a Managing
                                       Director of Winston Partners, L.P. Mr. Bush
                                       was first elected as an HCC Director in 1999
                                       and is a member of the Investment and
                                       Compensation Committees. Mr. Bush is a
                                       Director of Fresh Del Monte Produce, Inc.
                                       (NYSE symbol: FDP). Mr. Bush is also a member
                                       of the Board of Trustees for the George H. W.
                                       Bush Presidential Library.
Allan W. Fulkerson...................  Mr. Fulkerson is the President and a Director   67      1997
                                       of Century Capital Management, Inc., a
                                       registered investment advisor which
                                       specializes in the financial services
                                       industry. In addition, since 1976, he has
                                       served as Chairman and Trustee of Century
                                       Shares Trust, a mutual fund established in
                                       1928 which invests primarily in financial
                                       institutions. Mr. Fulkerson has served as an
                                       HCC Director since 1997 and is the Chairman of
                                       the Investment Committee. Mr. Fulkerson is a
                                       Director of Mutual Risk Management, Ltd. (NYSE
                                       symbol: MM) and Wellington Underwriting plc.
                                       (London Stock Exchange symbol: WUN).
Walter J. Lack.......................  Mr. Lack is an attorney and a shareholder in    53      1981
                                       the law firm of Engstrom, Lipscomb & Lack, A
                                       Professional Corporation in Los Angeles,
                                       California. Mr. Lack has served as an HCC
                                       Director since 1981 and is also the Chairman
                                       of the Compensation Committee. Mr. Lack is a
                                       director of Microvision, Inc. (Nasdaq symbol:
                                       MVIS) and SuperGen Inc. (Nasdaq symbol: SUPG).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE PROPOSED NOMINEES. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

INFORMATION REGARDING EXECUTIVE OFFICERS AND ADVISORY DIRECTORS WHO ARE NOT NOMINEES FOR DIRECTOR

                                                                                              SERVED
                                                                                               THE
                                                    PRINCIPAL OCCUPATION                     COMPANY
                NAME                             DURING THE PAST FIVE YEARS            AGE    SINCE
                ----                             --------------------------            ---   --------
Benjamin D. Wilcox...................  Mr. Wilcox is a Senior Vice President of HCC    57      1998
                                       and the President and Chief Executive Officer
                                       of Houston Casualty Company and its
                                       subsidiaries, U.S. Specialty Insurance Company
                                       and HCC Life Insurance Company. Mr. Wilcox is
                                       also the Chairman of the Board of Directors of
                                       the Company's subsidiary, Avemco Insurance
                                       Company. Prior to joining HCC in December,
                                       1998, Mr. Wilcox served as a Senior Vice
                                       President of Aon Risk Services, Inc., a
                                       subsidiary of Aon Corporation which
                                       specializes in marine and energy insurance and
                                       reinsurance. Mr. Wilcox is a member of HCC's
                                       Executive Management Committee, Senior
                                       Management Committee and Strategic Planning
                                       Committee and is also a Director and Officer
                                       of various of the Company's other
                                       subsidiaries.
John L. Kavanaugh....................  Mr. Kavanaugh is the Chief Executive Officer    57      1983
                                       of Houston Casualty's London branch office,
                                       and an Advisory Director of HCC, a position he
                                       has held since January, 2001. Prior to his
                                       re-engagement by the Company in January, 2001,
                                       Mr. Kavanaugh served as a Director or Advisory
                                       Director of the Company from 1983 to 1998. Mr.
                                       Kavanaugh has served as Chief Executive
                                       Officer of Bain Hogg International Ltd., a
                                       Lloyd's insurance broker and a subsidiary of
                                       Aon Corporation, from 1996 to December, 2000
                                       and as Deputy Chairman and a Director of Aon
                                       UK Holdings, Limited from January, 1999 to
                                       December, 2000.
Steven H. Newman.....................  Mr. Newman is a consultant to HCC and an        57      2000
                                       Advisory Director, a position he has held
                                       since November, 2000. From October, 1987 to
                                       October, 2000, Mr. Newman was Chairman of the
                                       Board of Directors and Chief Executive Officer
                                       of Underwriters Re Group, Inc. and from May,
                                       2000 to October, 2000 Chairman of the Board of
                                       Directors of Swiss Re America. Mr. Newman has
                                       also served as Chairman of the Board of
                                       Directors of the Reinsurance Association of
                                       America and President of the Casualty
                                       Actuarial Society and has represented the
                                       United States at United Nations conferences
                                       dealing with international insurance and
                                       reinsurance issues.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2000, the Board of Directors met four times. Each Director attended or participated via teleconference in 75% or more of the meetings of the Board of Directors or the meetings of any committee on which he served. The Board of Directors has standing Audit, Compensation and Investment Committees. It does not have a standing Nominating Committee.

AUDIT COMMITTEE

The Audit Committee is composed entirely of outside Directors who are not officers or employees of the Company ("Nonemployee Directors") and with whom the Company does not have a business relationship. In the opinion of the Board of Directors, these Directors are independent of management and free of any relationship that may interfere with the exercise of their independence from the Company and its management. The current members of the Audit Committee are Patrick B. Collins, J. Robert Dickerson (Chairman) and James C. Flagg. During 2000, the members of the Audit Committee were James M. Berry, Patrick B. Collins and J. Robert Dickerson (Chairman). The Audit Committee held five in-person meetings and two teleconference meetings in 2000. The Audit Committee recommends to the Board of Directors the selection of the Company's outside auditors and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. See "Report of the Audit Committee" below.

COMPENSATION COMMITTEE

The Board of Directors has a Compensation Committee which consists of three Nonemployee Directors. The current members of the Compensation Committee are Marvin P. Bush, James R. Crane and Walter J. Lack (Chairman). During 2000, the members of the Compensation Committee were James R. Crane, Edwin H. Frank, III and Walter J. Lack (Chairman). Mr. Lack has been the Chairman of the Compensation Committee since September, 1999. The Compensation Committee met twice during 2000. The Compensation Committee monitors compensation arrangements for senior management employees for consistency of corporate objectives with the interests of the Company's Shareholders; approves salary and non-salary compensation for senior management; recommends bonus programs to the Board of Directors; and administers the Company's stock option plans. See "Report of the Compensation Committee" below.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. No Executive Officer of the Company served as a member of the Compensation Committee. No Executive Officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee or as a Director of the Company. No Executive Officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. Mr. Lack is a shareholder in the law firm of Engstrom, Lipscomb & Lack, A Professional Corporation, with which the Company has an immaterial business relationship. This business relationship is described below under "Certain Relationships and Related Transactions."

INVESTMENT COMMITTEE

The Investment Committee is currently composed of two Nonemployee Directors and four employee Directors of the Company. The current members of the Investment Committee are Stephen L. Way, Frank J. Bramanti, Marvin P. Bush, Edward H. Ellis, Jr., Allan W. Fulkerson (Chairman), and John N. Molbeck, Jr. During 2000, James M. Berry also served on the Investment Committee. The Investment Committee held two in-person meetings and six teleconference meetings in 2000. The Investment Committee is charged with establishing investment policies for the Company and its subsidiaries and directing the investment of the funds of the Company and its subsidiaries in accordance with those policies. In this regard, the Investment Committee oversees the investment management activities of New

England Asset Management, Inc., a subsidiary of Berkshire Hathaway, Inc. (NYSE symbol: BRK), the Company's third party investment manager.

COMPENSATION OF DIRECTORS

A Director who is an employee of the Company is not compensated for services rendered as a member of the Board of Directors or any committee of the Board of Directors. During 2000, the Nonemployee Directors received cash compensation consisting of a fee of $2,500 for each meeting of the Board of Directors attended and $500 for each teleconference meeting of the Board of Directors in which they participated. An additional fee of $1,000 was paid to each Nonemployee Director committee member and $2,000 was paid to the committee chairman for each Audit, Compensation or Investment Committee meeting attended. Nonemployee Directors receive cash compensation of $250 for committee members and $500 for the committee chairman for each teleconference committee meeting in which they participate. The Company also reimburses its Directors for travel, lodging and related expenses incurred in attending Board or committee meetings. During 2000, each Nonemployee Director received an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $12.0625 per share under the 1996 Nonemployee Director Stock Option Plan. Nonemployee Directors serving during 2000 received additional options to purchase shares of the Company's Common Stock at an exercise price of $12.0625 per share in the following amounts: Allan W. Fulkerson -- 20,000; Marvin P. Bush and James R Crane -- 10,000 each; and Patrick B. Collins, J. Robert Dickerson, Edwin H. Frank, III and Walter J. Lack -- 5,000 each.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The law firm of Engstrom, Lipscomb & Lack, A Professional Corporation, represents the Company and certain of its insureds regarding claim-related matters. Mr. Lack, a Director of the Company and a member of the Compensation Committee, is a shareholder of the firm.

During 1997, the Company committed to make a $5.0 million investment as a limited partner in Century Capital Partners II, Ltd. (the "Partnership"), an investment partnership which specializes in investing in small and start-up financial services companies. Mr. Fulkerson, a Director of the Company, is a managing member of CCP Capital II, LLC, the Partnership's general partner and a director, shareholder and President of Century Capital Management, Inc., the investment advisor to the Partnership. At December 31, 2000, $3.4 million had been invested under this commitment.

Underwriters Indemnity Holdings, Inc. ("Underwriters") is a property and casualty insurance group in which Houston Casualty owned an interest and whose former President and controlling shareholder, Mr. Frank, is a Director of the Company. In January, 1999, Houston Casualty sold its 21% interest in Underwriters to an unrelated third party, RLI Corporation, in connection with RLI's acquisition of all of the outstanding shares of Underwriters. In connection with such transaction, Houston Casualty received a 20% interest in FRI Holdings, Inc. ("FRI"), an entity in which Mr. Frank is the controlling shareholder. FRI holds a 17% interest in FileControl, Inc., an entity in which Mr. Frank owns a 17% interest and of which he is a co-founder and Chairman. In October, 1999, Houston Casualty also acquired a 13% interest in FileControl, Inc. for a $750,000 investment.

In June, 1994, the Company entered into an arrangement with an entity owned by Mr. Way, pursuant to which the Company pays the operating expenses for providing transportation services to employees, Directors and clients of the Company. The Company, however, provides its own employees to operate the equipment. During 2000, the Company paid $633,972 to this entity. None of these funds were paid directly to Mr. Way.

In the opinion of management, the terms of the above four arrangements are fair and reasonable and as favorable to the Company as could have been obtained from an unrelated party.

On December 31, 1997, Mr. Bramanti, Executive Vice President and a Director of the Company, borrowed $100,000 from the Company, evidenced by a Promissory Note. Such loan bears interest at a rate of 5.75% per annum and is due in full, together with accrued interest, on December 31, 2001. On March 1, 2001, Mr. Bramanti repaid $50,000 in principal plus accrued interest under the Promissory Note. The remaining amount of the loan was outstanding as of the Record Date.

The Company has entered into employment agreements with each of Messrs. Way, Molbeck, Bramanti, Ellis and Wilcox. A summary of the principal terms of such employment agreements is included under the caption "Employment Agreements" below.

There are no family relationships among the Executive Officers and Directors, and there are no arrangements or understandings between any Nonemployee Director or any other person pursuant to which that Nonemployee Director was selected as a Director. The Company has agreed under the employment agreements with Messrs. Way, Molbeck and Bramanti to use its best efforts to ensure that each such Executive Officer is named as a Director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's Directors and Executive Officers and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the SEC. Such officers, Directors and Shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's Directors and Executive Officers, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis, with the exception of Messrs. Dickerson and Lack, who failed to timely report the exercise of stock options in February and December 2000, respectively. Reports of such transactions were subsequently filed.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other four most highly compensated Executive Officers serving at December 31, 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                                                COMPENSATION
                                                                                           ----------------------
                                                          ANNUAL COMPENSATION                      AWARDS
                                               -----------------------------------------   ----------------------
                                                                          OTHER ANNUAL     SECURITIES UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)        OPTIONS (#)         COMPENSATION ($)
      ---------------------------       ----   ----------   ---------   ----------------   ----------------------   ----------------
 Stephen L. Way(1)....................  2000    800,000           --        357,084               675,000                52,042
 Chairman of the Board of Directors     1999    800,000           --        240,022               200,000                63,510
 and Chief Executive Officer            1998    800,000       50,000             --               525,000                66,223

 John N. Molbeck, Jr.(2)..............  2000    600,000      150,000             --               200,000                15,763
 President and Chief Operating Officer  1999    525,000           --             --                50,000                15,027
                                        1998    500,000       50,000             --               200,000                 7,864

 Frank J. Bramanti(3).................  2000    350,000           --             --               100,000                13,625
 Executive Vice President               1999    325,000           --             --                    --                13,062
                                        1998    325,000       50,000             --               275,000                13,473

 Benjamin D. Wilcox(4)................  2000    315,000       50,000             --               100,000                17,553
 President and Chief Executive Officer  1999    300,000       50,000             --               100,000                 5,274
 of Houston Casualty                    1998     20,577           --             --                    --                   222

 Edward H. Ellis, Jr.(5)..............  2000    250,000       50,000             --                75,000                13,722
 Senior Vice President                  1999    240,000       25,000             --                25,000                13,748
 and Chief Financial Officer            1998    225,000       25,000             --                10,000                 5,476

---------------
(1) Other annual compensation includes for 2000 and 1999, respectively, $170,709 and $200,000 for utilization of Company employees. All other compensation includes for 2000, 1999 and 1998, respectively, $41,842, $53,910 and $56,623 for term life policy premiums and $10,200, $9,600 and $9,600 for contributions by the Company under the Company's 401(k) Plan. In addition, in 2000, 1999, 1998, respectively, $137,105, $129,345 and $122,023 of interest accrued on Mr. Way's deferred compensation.

(2) All other compensation for 2000, 1999 and 1998, respectively, includes life and disability premiums of $5,563, $5,427 and $3,603 and contributions of $10,200, $9,600 and $4,261 by the Company under the Company's 401(k) Plan for 2000, 1999 and 1998, respectively

(3) All other compensation for 2000, 1999 and 1998, respectively, includes life and disability premiums of $3,425, $3,462 and $3,873, and contributions of $10,200, $9,600 and $9,600 by the Company under the Company's 401(k) Plan.

(4) All other compensation for 2000, 1999 and 1998, respectively, includes life and disability premiums of $7,353, $5,274 and $222 and for 2000, contributions of $10,200 by the Company under the Company's 401(k) plan. Information for 1998 includes all compensation paid to Mr. Wilcox from December 7, 1998, the date of his employment as President and Chief Operating Officer of Houston Casualty and its insurance company subsidiaries.

(5) All other compensation for 2000, 1999 and 1998, respectively, includes life and disability premiums of $3,522, $4,148 and $2,071 and contributions of $10,200, $9,600 and $3,405 by the Company under the Company's 401(k) plan.

STOCK OPTIONS

The following table provides details regarding stock options granted to the Named Executive Officers during 2000. In addition, in accordance with SEC rules there are shown the hypothetical gains or "option spreads" that would exist for the respective options. The gains are based on assumed rates of annual compounded growth in stock price of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the option is exercised. The 5% and 10% assumed rates of growth are for illustrative purposes only. They are not intended to predict future stock prices, which will depend on market conditions and other factors such as the Company's performance.

                           OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                     INDIVIDUAL GRANTS
                         ----------------------------------------------------------------------------------------------------------
                                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                                          AT ASSUMED ANNUAL RATES
                                                      PERCENT OF                                        OF SHARE PRICE APPRECIATION
                               NUMBER OF            TOTAL OPTIONS                                           FOR OPTION TERM (1)
                         SECURITIES UNDERLYING   GRANTED TO EMPLOYEES   EXERCISE OR BASE   EXPIRATION   ---------------------------
         NAME               OPTIONS GRANTED         IN FISCAL YEAR      PRICE PER SHARE       DATE           5%            10%
         ----            ---------------------   --------------------   ----------------   ----------   ------------   ------------
Stephen L. Way.........         600,000                  34.4%              $12.0625        12/31/07     $3,456,000     $8,277,000
                                 75,000                   4.3%              $12.0625        12/31/04     $  250,000     $  552,000
John N. Molbeck,
  Jr. .................         200,000                  11.5%              $12.0625        12/31/04     $  667,000     $1,473,000
Frank J. Bramanti......         100,000                   5.7%              $12.0625        12/31/04     $  333,000     $  736,000
Benjamin D. Wilcox.....         100,000                   5.7%              $12.0625        12/31/04     $  333,000     $  736,000
Edward H. Ellis,
  Jr. .................          75,000                   4.3%              $12.0625        12/31/04     $  250,000     $  552,000

---------------
(1) Potential gains are net of the exercise price, but before taxes associated with the exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amount reflected in this table may not necessarily be achieved. Amounts shown under the "Potential Realizable Value" columns have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options.

STOCK OPTION EXERCISES AND HOLDINGS

The following table shows stock options exercised by the Named Executive Officers during 2000, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of the end of 2000. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the year-end price of the Company's Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                             OPTIONS AT FISCAL               OPTIONS/SARS
                                           SHARES                                YEAR-END                AT FISCAL YEAR-END(1)
                                         ACQUIRED ON                    ---------------------------   ---------------------------
                 NAME                     EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                 ----                    -----------   --------------   -----------   -------------   -----------   -------------
Stephen L. Way.........................         --              --        892,300        600,000      $7,294,684     $8,925,000
John N. Molbeck, Jr. ..................    121,875        $799,926        106,666        213,334      $1,409,157     $2,818,343
Frank J. Bramanti......................     50,950        $164,128        589,230             --      $7,585,312             --
Benjamin D. Wilcox.....................         --              --         53,333        146,667      $  707,078     $1,836,672
Edward H. Ellis, Jr. ..................     25,000        $209,600         85,000         50,000      $  495,125     $  743,750

---------------
(1) The values were determined on the basis of the closing stock price of $26.9375 at fiscal year-end December 31, 2000, and equal the aggregate amount by which the market value of the option shares exceeds the exercise price of such options.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with the CEO and each of the Named Executives which set forth the general terms and conditions of each Executive's employment by the Company for the period commencing January 5, 2000. Each of the Executives has the right to voluntarily terminate his employment at any time. The following summarizes the terms of each of these Agreements:

Stephen L. Way

Pursuant to the terms of the Employment Agreement between the Company and Mr. Stephen L. Way (the "CEO Agreement"), Mr. Way has agreed to serve as Chairman of the Board and Chief Executive Officer of the Company through December 31, 2002, and will receive an annual base salary of $800,000. Mr. Way is also entitled to certain other perquisites, including use of a Company automobile, certain club memberships, extended medical coverage and reimbursement for estate planning expenses. The CEO Agreement further provides that upon its termination, Mr. Way will serve the Company as a consultant for a period of five years and receive $450,000 per year. In the event Mr. Way's employment is terminated as a result of his death or disability, he or his legal representative will be entitled to receive the compensation he would have otherwise been entitled to receive throughout the remaining term of the CEO Agreement. In addition, any unvested stock options will immediately vest. Mr. Way will be entitled to receive all of the sums otherwise due to him under the CEO Agreement in the event Mr. Way's employment is terminated other than: (i) by the Company for Cause; or (ii) by Mr. Way unless for Good Reason after a Change of Control. The Company will also reimburse Mr. Way if there are any payments made to him which are subject to any excise taxes. If the CEO Agreement is terminated, Mr. Way has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

John N. Molbeck, Jr.

Pursuant to Mr. Molbeck's Employment Agreement (the "Molbeck Agreement"), Mr. Molbeck will act as President of the Company through December 31, 2002 and will receive a salary of $600,000 per year. In addition, Mr. Molbeck will be entitled to an annual bonus payment of $150,000 if the Company's net earnings per share increases by at least 10% from the net earnings of the immediately preceding year. Mr. Molbeck received such a bonus for the year 2000. Mr. Molbeck is also entitled to certain perquisites, including use of a Company automobile, certain club memberships, life insurance, extended medical coverage in certain circumstances and reimbursement for estate planning expenses. The Molbeck Agreement further provides that, upon its termination, Mr. Molbeck will serve the Company as a consultant for ten years and receive $200,000 per year. If a consultant, Mr. Molbeck will be required to perform certain minimum hours of consulting services. In the event Mr. Molbeck's employment is terminated as a result of his disability, his options will continue vesting for one year and he will receive his contracted for compensation. Thereafter, he will receive 50% of such compensation throughout the remaining term. The Company's obligation to pay Mr. Molbeck's consulting fee will not terminate upon his death or disability. Mr. Molbeck will be entitled to receive all sums otherwise due under the Molbeck Agreement in the event Mr. Molbeck's employment is terminated other than: (i) by the Company for Cause; or (ii) by Mr. Molbeck unless for Good Reason after a Change of Control. The Company will also reimburse Mr. Molbeck if there are any payments made to him which are subject to excise taxes. If the Molbeck Agreement is terminated, Mr. Molbeck has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Frank J. Bramanti

Mr. Bramanti has entered into an Employment Agreement effective as of January 5, 2000 (the "Bramanti Agreement"), which expires on December 31, 2002. Mr. Bramanti will act as an Executive Vice President for the Company and will receive $350,000 salary for the calendar year beginning January 1, 2000, and increasing by $25,000 for the annual periods beginning January 1, 2001 and 2002. Pursuant to Mr. Bramanti's Employment Agreement, on January 1, 2003, his employment will terminate and thereafter he will serve as a consultant for the Company at an annual rate of $200,000, decreasing by $50,000 for each of the next two years. The terms of Mr. Bramanti's consulting agreement are substantially similar to those of Mr. Molbeck, including his perquisites and rights upon termination, death or disability, except Mr. Bramanti is not entitled to any earnings-related bonuses. If the Bramanti Agreement is terminated, Mr. Bramanti has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Benjamin D. Wilcox

Mr. Wilcox has entered into an Employment Agreement effective as of January 5, 2000, (the "Wilcox Agreement") which expires on December 31, 2002. Mr. Wilcox will act as Senior Vice President of the Company and President and Chief Operating Officer of Houston Casualty. Mr. Wilcox will receive a salary of $315,000 for the calendar year beginning January 1, 2000, and increasing by $15,000 for each annual period beginning January 1, 2001. He will also receive an annual bonus of not less than $50,000. The Employment Agreement also provides that upon its termination, Mr. Wilcox will serve the Company as a consultant for a period of three years and receive $200,000 per year. With the exception of earnings-related bonuses, the terms of Mr. Wilcox's consulting agreement are substantially similar to those of Mr. Molbeck. Mr. Wilcox is also entitled to certain perquisites, including a car allowance, certain club memberships, and life insurance. Mr. Wilcox's rights upon termination, death or disability are similar to those provided to Mr. Molbeck. If the Wilcox Agreement is terminated, Mr. Wilcox has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Edward H. Ellis, Jr.

Mr. Ellis has entered into an Employment Agreement effective as of January 5, 2000, (the "Ellis Agreement") which expires on December 31, 2002. Mr. Ellis will act as Senior Vice President and Chief Financial Officer of the Company and will receive a salary of $250,000 for the calendar year beginning January 1, 2000, and increasing by $25,000 for each annual period beginning January 1, 2001. Mr. Ellis' rights upon termination, death or disability are similar to those provided to Mr. Molbeck. If the Ellis Agreement is terminated, Mr. Ellis has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

                      REPORT OF THE COMPENSATION COMMITTEE

During 2000, the Compensation Committee (the "Committee") consisted of James R. Crane, Edwin H. Frank, III and Walter J. Lack (Chairman). The current members of the Compensation Committee are Marvin P. Bush, James R. Crane and Walter J. Lack (Chairman).

All decisions by the Committee relating to the compensation of the Company's Executive Officers are reviewed and approved by the full Board of Directors. The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include creating and then preserving strong financial performance, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing shareholder value and ensuring the survival of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years these conditions reflect a highly competitive market environment and rapidly changing overall industry market conditions.

The available forms of executive compensation include base salary, cash bonus awards and stock options. Performance of the Company is a key consideration. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long-term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of business objectives when determining Executive Officer compensation. An additional objective of the Committee has been to reward Executive Officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill shareholder considerations and values in the actions of employees and Executive Officers. The Committee strongly believes that the interests of its employees and Executive Officers must be closely aligned with those of its Shareholders.

The Committee has, with the approval of the full Board of Directors, determined that the interests of the Company and its shareholders are best served by the Company's entering into multi-year employment agreements with certain Executive Officers, including the Chief Executive Officer and the Named Executive Officers. A summary of the principal terms of such employment agreements is included under the caption "Employment Agreements" above. The Committee believes that such multi-year employment arrangements benefit the Company and its shareholders by permitting the Company to attract and retain Executive Officers with demonstrated leadership abilities and to secure the services of such Executive Officers at agreed upon terms over an extended period of time. The compensation payable to the subject Executive Officers pursuant to the employment agreements is consistent with the compensation policies of the Company as established by the Committee.

Compensation paid to Executive Officers is based upon a Company wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers. Stock option awards have been used to reward Executive Officers and to retain them through the potential of capital gains and equity buildup in the Company. In 2000, the number of stock options granted, whether in conjunction with a written employment agreement or otherwise, was determined by the subjective evaluation by the Committee of the executive's ability to influence the Company's long term growth and profitability. The Board of Directors believes the award of stock options represents an effective incentive to create value for the shareholders.

The Committee's executive compensation policies are intended to provide competitive levels of compensation in order to attract and retain qualified officers. Compensation for each of the Executive Officers, as well as other officers, consists of three basic elements: base salary, cash bonuses and long-term incentive compensation. The base salaries are fixed at levels which the Committee believes are comparable to those of executives of similar status in the property and casualty insurance industry. Each Executive Officer is also eligible to receive an annual bonus dependent upon the Company's success as well as an assessment of the performance and contribution of each Executive Officer of the Company for the year. The Committee feels that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management and Shareholder interests in the enhancement of Shareholder value.

In 2000, the Committee reviewed base salary and annual bonus recommendations made by the Chief Executive Officer based upon his assessment of the performance of individual Executive Officers and his assessment of each Executive Officer's past performance and expectation as to future contributions. The Committee then formulated its own recommendations which were submitted for approval to the Board of Directors. The Chief Executive Officer and other Executive Officers also made recommendations to the Committee concerning the grant of stock options to other officers.

Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and the four other most highly compensated Executive Officers

Section 162(m) further provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure grants under future stock option plans in a manner that complies with this statute. The Company does not currently intend to structure the discretionary annual bonus for Executive Officers to comply with Section 162(m). Such bonuses do not meet Section 162(m)'s requirement that they be "payable solely on account of the attainment of one or more performance goals." Therefore, the Committee believes the annual discretionary bonuses, as currently structured, better serve the interests of the Company's Shareholders by allowing broader discretion in recognizing an Executive Officer's contribution and performance.

In connection with the compensation of the Company's Executive Officers, the Committee is aware of Section 162(m) of the Code as it relates to deductibility of qualifying compensation paid to Executive Officers. The Committee believes that compensation to be paid in 2001 may exceed the deductibility limitations on non-excluded compensation to certain of the Company's Executive Officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

As referenced above, the Company has entered into an employment agreement with Mr. Way upon terms approved by the Committee, pursuant to which Mr. Way would serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. A summary of the principal terms of Mr. Way's employment agreement is included under the caption "Employment Agreements" above. The Committee believes the Chief Executive Officer's cash compensation for 2000 and as contemplated by the employment agreement is warranted by the Company's continuing performance in light of overall adverse market conditions in many of the Company's lines of business and the substantial growth and diversification of the Company's operations experienced by the Company under his leadership. The Company's underwriting experience continues to be exceptional and during the period 1996 through 2000, the Company's average combined ratio was 94.7%, as compared with the industry's average of 105.2% (1996-1999). During the period, the Company's gross written premium increased from $337.3 million to $967.5 million, an increase of 187%, net written premium increased from $183.0 million to $283.8 million, an increase of 55%, and total revenue increased from $270.8 million to $466.2 million, an increase of 72%. Also during the period, the Company's shareholders' equity increased from $296.5 million to $529.4 million, a 79% increase. After giving effect to the March, 2001 public offering of its Common Stock, the Company's pro forma shareholders' equity as of December 31, 2000 would have been $682.3 million. During the same four-year period, the Company's assets increased from $965.8 million to $2.7 billion, a 184% increase. In addition, during 2000, the Company successfully completed the integration of the publicly traded The Centris Group, Inc., the parent corporation of a group of insurance companies and underwriting agencies acquired in December, 1999.

Submitted by the Compensation Committee:

Walter J. Lack, Chairman
Marvin P. Bush
James R. Crane

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of three independent directors and acts under a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Attachment "B". James M. Berry was a member of the Audit Committee prior to his death. In April, 2001 the members of the Board of Directors appointed James C. Flagg as a member of the Audit Committee concurrently with his appointment to the Board of Directors. The Audit Committee is responsible for overseeing HCC's financial reporting process on behalf of the Board of Directors. HCC's management is primarily responsible for HCC's financial statements and the quality and integrity of the reporting process, including the systems of internal controls. The independent auditors, PricewaterhouseCoopers are responsible for auditing those financial statements and for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000, with HCC's management and representatives of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with the independent auditors their independence from HCC and its management, including the matters in written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has received from PricewaterhouseCoopers the written disclosure required by Standard No. 1. The Audit Committee has considered the compatibility of non-audit services, primarily actuarial, tax consulting and auditing of the statutory financial statements of the Company's insurance company subsidiaries, with the auditors' independence.

PricewaterhouseCoopers audited the accounts of the Company and its subsidiaries for the fiscal year ended December 31, 2000 and has served as the Company's auditors since 1987. In February, 2000, PricewaterhouseCoopers informed the Company that they may not have been in compliance with the auditor independence standards established by the SEC and certain accounting regulatory bodies. Such potential non-compliance by PricewaterhouseCoopers related to a delay in the payment of capital and retirement funds to a member of the Company's executive management and a member of the Board of Directors who were former partners of PricewaterhouseCoopers. PricewaterhouseCoopers has assured the Audit Committee that such delayed transfer of funds did not affect the quality or integrity of its audits of the Company's financial statements and that it presently complies with all applicable auditor independence requirements.

In reliance on its review of the audited financial statements and the discussion referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in HCC's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC.

Submitted by the Audit Committee:

J. Robert Dickerson, Chairman
Patrick B. Collins
James C. Flagg, Ph.D.

            PROPOSAL III -- PROPOSAL TO APPROVE THE ADOPTION OF THE
                          2001 FLEXIBLE INCENTIVE PLAN

The adoption of the Company's 2001 Flexible Incentive Plan (the "2001 Flexible Plan") has been unanimously approved by the Company's Board of Directors and recommended to be submitted to the Company's Shareholders for approval at the Meeting. The description of the 2001 Flexible Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Attachment "C", which contains the complete text of the 2001 Flexible Plan.

Contingent upon the adoption of the 2001 Flexible Plan by the Company's Shareholders, the Board of Directors has determined that all unissued options (approximately 512,820 as of the Record Date) under the Company's other stock option plans will be cancelled and no additional options will be issued under such plans.

The purposes of the 2001 Flexible Plan are to enable the Company to attract, motivate and retain highly talented employees, nonemployee directors, consultants and other service providers by enabling the Company to make awards that recognize the creation of long-term value for the Company's Shareholders and promote the continued growth and success of the Company. To accomplish this purpose, the 2001 Flexible Plan provides for the granting to eligible persons of stock options, stock appreciation rights, restricted stock, performance awards, performance stock, dividend equivalent rights and any combination thereof. The Board of Directors deems the 2001 Flexible Plan to be in the best interests of the Company. The 2001 Flexible Plan does not permit the repricing of stock options.

AVAILABLE SHARES

The aggregate number of shares of Common Stock which may be issued under the 2001 Flexible Plan (or with respect to which awards may be granted) shall not exceed 3,000,000 shares. Shares issued under the 2001 Flexible Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. Any shares of Common Stock subject to a stock option or stock appreciation right that are not issued prior to the expiration of such awards, or any restricted stock or performance shares that are forfeited, will again be available for award under the 2001 Flexible Plan. In the event that shares of Common Stock are delivered to the Company in payment of the exercise price with respect to any stock option granted under the 2001 Flexible Plan, the number of shares available for future awards under the 2001 Flexible Plan will be reduced only by the net number of shares issued.

PERSONS ELIGIBLE TO PARTICIPATE

Eligibility for participation in the 2001 Flexible Plan is confined to employees, nonemployee directors, consultants and other service providers of the Company and its subsidiaries, as determined by the Board of Directors or its designated Compensation Committee in its sole discretion.

ADMINISTRATION

The Compensation Committee administers the 2001 Flexible Plan and has broad powers under the 2001 Flexible Plan to, among other things, administer and interpret the 2001 Flexible Plan, establish guidelines for the 2001 Flexible Plan's operation, select persons to whom awards are to be made under the 2001 Flexible Plan, determine the types, sizes and combinations of awards to be granted under the 2001 Flexible Plan, and determine other terms and conditions of an award. The Compensation Committee may delegate the authority to perform specified functions under the 2001 Flexible Plan to officers of the Company. In addition, except as set forth below under "Amendment and Termination," the Compensation Committee also has the power to modify or waive restrictions or limitations on the exercisability of awards and to accelerate and extend existing awards. The Compensation Committee may also determine whether, and to what extent and under what conditions to provide loans to eligible participants to purchase Common Stock under the 2001 Flexible Plan, in addition, the Compensation Committee has the power to modify the terms of existing awards.

TYPES OF AWARDS

The 2001 Flexible Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights, either in tandem with stock options or freestanding; (3) restricted stock awards; (4) performance shares; (5) performance awards; (6) dividend equivalent rights; and (7) other stock-based awards. Each of these types of awards is described in greater detail in the 2001 Flexible Plan. Awards may be granted singly, in combination or in tandem, as determined by the Compensation Committee. The specific amount of awards to be received by or allocated to the officers or employees or any other participant under the 2001 Flexible Plan is in the discretion of the Compensation Committee and is therefore not determinable for future periods.

PAYMENT FOR AWARDS

The purchase price of any shares of Common Stock purchased pursuant to the exercise of an award granted under the 2001 Flexible Plan is payable in full on the exercise date in cash, by check, by surrender to the Company of shares of Common Stock registered in the name of the participant, by delivery to the Company of such other lawful consideration as the Compensation Committee may determine, or by a combination of the foregoing. Any such shares so surrendered shall be deemed to have a value per share equal to the fair market value of a share of Common Stock on such date.

AMENDMENT AND TERMINATION

The Compensation Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the 2001 Flexible Plan or suspend or terminate it entirely, retroactively or otherwise; provided, however, that unless otherwise required by law or specifically provided in the 2001 Flexible Plan, the rights of the plan participant with respect to options or other awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such participant; and, provided further, that without the approval of the Shareholders of the Company, no amendment may be made which would materially increase the aggregate number of shares of Common Stock that may be issued under the 2001 Flexible Plan; or modify the requirements as to eligibility to receive incentive stock options under the 2001 Flexible Plan

No award or grant may be made under the 2001 Flexible Plan on or after May 24, 2011 (the tenth anniversary of the effective date of the 2001 Flexible Plan).

The 2001 Flexible Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE 2001 FLEXIBLE INCENTIVE PLAN. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                        PROPOSAL IV -- PROPOSAL TO AMEND
          THE COMPANY'S AMENDED RESTATED CERTIFICATE OF INCORPORATION
                          TO AUTHORIZE THE ISSUANCE OF
                                PREFERRED STOCK

The proposed amendment (the "Preferred Stock Amendment") to the Amended Restated Certificate of Incorporation will create 50,000,000 authorized shares of Preferred Stock. The description of the Preferred Stock Amendment contained herein is not intended to be complete and is qualified in its entirety by reference to the proposed Preferred Stock Amendment as set forth in Attachment "D".

The Preferred Stock contemplated by the proposed Preferred Stock Amendment would be authorized for issuance in advance by the Shareholders and its terms, rights and features would be determined by the Board of Directors of the Company upon issuance. The authorization of such Preferred Stock would permit the Board of Directors to issue Preferred Stock from time to time in one or more series.

Subject to the provisions of Preferred Stock Amendment and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation and preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the Shareholders. The Board of Directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the Company and its Shareholders. Therefore, the terms, rights and features of a Preferred Stock subject to this proposal cannot be stated or predicted with certainty.

It is not possible to state the effects of the proposed Preferred Stock Amendment upon the rights of holders of Common Stock until the Board of Directors determines the respective rights of the holders of one or more series of Preferred Stock. However, the issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. Specifically, the effects of such issuances of Preferred Stock could include (i) reduction of the amount otherwise available for payment of dividends on Common Stock, if any, (ii) restrictions on dividends on Common Stock, (iii) dilution of the voting power of Common Stock, and (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of Preferred Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights of the Common Stock, and may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

The proposed Preferred Stock Amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow Preferred Stock to be available for issuance from time to time and with such features as determined by the Board of Directors for any proper corporate purpose. Such purposes could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive Shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of Preferred Stock to persons supporting the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to Shareholders generally.

While the Preferred Stock Amendment may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the Preferred Stock Amendment outweighs any disadvantages. To the extent that the Preferred Stock Amendment may have anti-takeover effects, the Preferred Stock Amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the Shareholders' interests.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

        PROPOSAL V -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by Shareholders at the Annual Meeting. PricewaterhouseCoopers (or its predecessor) has audited the Company's financial statements since January 1, 1987. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers to the Shareholders for ratification as a matter of good corporate practice. If the Shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its Shareholders.

AUDIT FEES

During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $458,595.

ALL OTHER FEES

During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers for professional services other than audit fees was $698,104. Such professional services consisted primarily of actuarial services, tax consulting and insurance company statutory accounting services.

The Audit Committee has determined the rendering of the non-audit services by PricewaterhouseCoopers is compatible with maintaining the auditor's independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for an investment of $100 made on December 31, 1995 in the Common Stock of the Company, the NYSE Composite Index and the Nasdaq Insurance Stock Index. The graph assumes that all dividends were reinvested.

                            TOTAL RETURN PERFORMANCE

                              [PERFORMANCE GRAPH]

                                                        PERIOD ENDING
                             --------------------------------------------------------------------
          INDEX              12/31/95    12/31/96    12/31/97    12/31/98    12/31/99    12/31/00
          -----              --------    --------    --------    --------    --------    --------
HCC Insurance Holdings,
  Inc.                        100.00      162.56      144.64      120.07       91.56      189.18
NYSE Composite Index          100.00      119.06      155.14      180.82      197.35      199.35
Nasdaq Insurance Index        100.00      113.99      167.21      148.98      115.57      145.12

                                 OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Meeting. If any other matter shall properly come before the Meeting, the persons named in the Proxy will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

Any Shareholder proposal intended to be presented for consideration at the 2002 Annual Meeting of Shareholders and to be included in the Company's Proxy Statement must be in proper form and received by the Secretary of the Company at the principal executive offices of the Company by the close of business on December 30, 2001. It is suggested that a proponent submit any proposal by Certified Mail -- Return Receipt Requested and all proposals should be sent to the attention of the Secretary.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC, including the financial statements and schedules thereto but not the exhibits. Requests for copies of such report should be directed to Andra D. Lahr, Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request therefor addressed to Ms. Lahr.

EACH SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON IS URGED TO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

CHRISTOPHER L. MARTIN,

Secretary

Dated April 30, 2001

                                 ATTACHMENT "A"

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                 AMENDED RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          HCC INSURANCE HOLDINGS, INC.

Pursuant to Section 242 of the Delaware General Corporation Law, HCC Insurance Holdings, Inc. (the "Corporation"), a corporation organized and existing and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The Amended Restated Certificate of Incorporation of the Corporation is hereby amended by adding new Article XI in its entirety to read as follows:

                                  "ARTICLE XI

The number of Directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Any Director or the entire Board of Directors may be removed from office by the shareholders of the Corporation only for cause. The Directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of the shareholders held following the adoption of this provision, and the term of office of the second class to expire at the second annual meeting of shareholders held following the adoption of this provision, and the term of office of the third class to expire at the third annual meeting of the shareholders held following the adoption of this provision. After the Directors are divided into three classes, as set forth in the preceding sentence, all subsequent elections shall be for a term to expire at each third succeeding annual meeting of shareholders after such election. All Directors shall hold office until the expiration of the term for which elected, and until their respective successors are duly elected and qualified, except in the case of death, resignation, or removal of any Director. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. The newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board of Directors resulting form death, resignation or other reason (other than removal from office for cause by vote of the shareholders) may be filled by a majority vote of the Directors then in office, though less than a quorom. Any vacancies created as a result of removal by the shareholders of one or more Directors for cause, shall be filled by a vote of the shareholders."

SECOND: This amendment to the Amended Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Christopher L. Martin, its authorized officer, this 24th day of May, 2001.

HCC INSURANCE HOLDINGS, INC.

By:
    -------------------------------------------------------
    Christopher L. Martin, Vice President and
    Secretary

                                 ATTACHMENT "B"

                          HCC INSURANCE HOLDINGS, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

            The Audit Committee is a part of the Board of Directors and is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between the internal audit function, the independent accountants, financial management and the Board. The Committee shall establish a clear understanding with the independent accountants that the independent accountants must maintain an open and transparent relationship with the Committee and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

            While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Moreover, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

            Subject to the prior approval of the Board, the Committee has the authority to investigate any matter or activity involving financial accounting or financial reporting and should have a direct access to the independent auditors as well as anyone in the organization in so doing. Subject to the prior approval of the Board, the Committee shall have the ability to retain, at the Company's expense, such special legal, accounting, or other consultants or experts as it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

            Committee members shall meet the requirements of the New York Stock Exchange and the SEC. The Committee shall be comprised of three directors as determined by the Board, each of whom shall be an independent, non-executive director, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

            The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall also meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, shall meet with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. AUDIT COMMITTEE FUNCTIONS -- The Committee shall perform the following functions:

          Review Procedures

           1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

           2. Review the Company's annual audited financial statements prior to filing or distribution. The review shall include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

           3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and control. Discuss significant risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings, including the status of previous recommendations prepared by the independent auditors and the internal auditing department together with management's responses.

           4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

          Independent Auditors

           5. The independent auditors are ultimately accountable to the Board of Directors. The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

           6. Discuss with management the fees and other significant compensation to be paid to the independent auditors.

           7. On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

           8. Review the independent auditors audit plan and engagement letter.

           9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.

          10. Consider the independent auditors' judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

          Internal Audit Department and Legal Compliance

          12. The internal audit department shall be responsible to senior management, but shall have a direct reporting responsibility to the Board of Directors through the Committee.

          13. Review the qualifications of the internal audit department, as needed.

          14. Review the reasons for any replacement of the senior internal audit executive.

          15. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

          Other Audit Committee Responsibilities

          16. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report shall be included in the Company's annual proxy statements and shall, at a minimum, state whether the Audit Committee has:

             - Reviewed and discussed the audited financial statements with management;

             - Discussed with the independent auditors the matters required to be discussed by SAS 61;

             - Received certain written disclosures from the auditors regarding their independence as required by Independent Standards Board Statement No. 1; and

             - If, based on this review, the audit committee recommended to the
               Board to include the audited financial statements in the annual report filed with the SEC.

          17. Perform any other activities consistent with this Charter, the Company's Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

          18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                 ATTACHMENT "C"

                          HCC INSURANCE HOLDINGS, INC.
                          2001 FLEXIBLE INCENTIVE PLAN

1.  PURPOSE

The purposes of the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan (the "2001 Flexible Plan") are to promote the interests of HCC Insurance Holdings, Inc. (together with any successor thereto, the "Company") and its subsidiaries and Shareholders by enabling the Company to attract, motivate and retain employees, directors, consultants, and other service providers by offering such employees, directors, consultants, and service providers performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the Shareholders and promote the Company's long-term growth and success. To achieve these purposes, Participants may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Dividend Equivalent Rights and any other Awards, or any combination thereof, subject to the terms of the Plan set forth below.

2.  DEFINITIONS

As used in the 2001 Flexible Plan, the following terms shall have the meanings set forth below unless the content otherwise requires:

2.1 "Award" shall mean the grant of a stock option, a Stock Appreciation Right, a Restricted Stock, a Performance Award, a Dividend Equivalent Right or any other Award under the 2001 Flexible Plan.

2.2 "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.3 "Change in Control" shall mean, after the effective date of the 2001 Flexible Plan, (i) the occurrence of an event of a nature that would be required to be reported in response to Item 1 of a Form 8-K Current Report of the Company promulgated pursuant to Sections 13 and 15(d) of the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Shareholders was approved by a vote of at least two-thirds
( 2/3) of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (ii) the Shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction (collectively, a "Reorganization"), in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iii) the Shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5 "Committee" shall mean the Stock Option or Compensation Committee of the Company, if such a separate committee is appointed by the Board, or, in the absence of such a separate committee, it shall mean the Board. If a separate committee is appointed, then to the extent required by Rule 16b-3 promulgated under the Exchange Act and any successor thereunder promulgated during the duration of the 2001 Flexible Plan, the Committee members who approve Awards which would otherwise not qualify for an exemption from Rule 16b-3 shall consist of two or more "Nonemployee directors" as defined by Rule 16b-3. To the extent that Awards are intended to satisfy, and to the extent required to satisfy, the "performance based compensation" exemption under Section 162(m) of the Code and such Treasury Regulations as may be promulgated thereunder, the Committee members who approve Awards shall consist of two or more "outside directors" as defined by such Section of the Code and such Treasury Regulations.

2.6 "Common Stock" shall mean the Common Stock, $1.00 par value per share, of the Company.

2.7 "Designated Beneficiary" shall mean the beneficiary designated by an Optionee in a manner determined by the Committee, to exercise rights of the Optionee in the event of the Optionee's death. In the absence of an effective designation by an Optionee the Designated Beneficiary shall be the Optionee's estate.

2.8 "Disability" shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

2.9 "Dividend Equivalent Right" shall mean the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in an Award granting Dividend Equivalent Rights if the Shares subject to such Award were held by the person to whom the Award is made.

2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.11  "Fair Market Value" shall mean with respect to the Shares, as of any date,
(i) the last reported sales price on any stock exchange on which the Common Stock is traded or, if not reported on such exchange, on the composite tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on such exchange; (ii) if the Common Stock is not listed on a stock exchange or no such quotations are available, the closing price of the Common Stock as reported by the National Market System of the National Association of Securities Dealers, Inc., or, if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Common Stock, the fair market value of the Common Stock as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Common Stock were publicly owned stock, but without any discount with respect to minority ownership.

2.12 "Incentive Stock Option" shall mean any stock option awarded under the 2001 Flexible Plan which qualifies as an "incentive stock option" under Section 422 of the Code or any successor provision.

2.13 "Non-Tandem Stock Appreciation Right" shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

2.14 "Non-Qualified Stock Option" shall mean any stock option awarded under the 2001 Flexible Plan that does not qualify as an Incentive Stock Option.

2.15 "Optionee" shall mean any Participant who has been granted a stock option under the 2001 Flexible Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

2.16 "Participant" shall mean an individual who is eligible to receive an Award in accordance with Section 5.

2.17 "Performance Award" shall mean any Award hereunder of Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock), or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

2.18 "2001 Flexible Plan" shall mean the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan, as amended and restated as set forth herein, and as may be amended from time to time.

2.19 "Restricted Stock" shall mean any Award of Shares under the 2001 Flexible Plan that are subject to restrictions or risk of forfeiture.

2.20 "Retirement" unless otherwise defined in any other agreement regarding an Award, shall mean termination of a Participant's employment other than for cause on or after the attainment of age 65 (or such other age as is permitted for the Participant by the Committee in its sole discretion), provided the Participant does not engage in full time employment with any other entity.

2.21 "Shareholders" shall mean the holders of Shares and/or, to the extent the context requires, other equity securities of the Company.

2.22 "Shares" shall mean shares of the Company's Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

2.23 "Stock Appreciation Right" shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or such other value as may be specified in the agreement granting the Stock Appreciation Right).

2.24 "Subsidiary" shall mean any subsidiary of the Company, and any business venture designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee, provided that for all purposes hereunder relating to Incentive Stock Options, "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

2.25 "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted in connection with an Award which is a stock option.

3.  ADMINISTRATION OF THE 2001 FLEXIBLE PLAN

3.1 Committee. The 2001 Flexible Plan shall be administered and interpreted by the Committee in its discretion.

3.2 Awards. Subject to the provisions of the 2001 Flexible Plan and directions from the Board, the Committee is authorized to and has the complete power and discretion to:

     (a) determine the persons to whom Awards are to be granted;

     (b) determine the types and combinations of Awards to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award, any restrictions on Shares acquired pursuant to the exercise of an Award and any other terms and conditions of an Award;

     (c) conclusively interpret the provisions of the 2001 Flexible Plan and any agreement, instrument, or other document relating to the 2001 Flexible Plan;

     (d) prescribe, amend and rescind the rules and regulations relating to the 2001 Flexible Plan or make individual decisions as questions arise, or both;

     (e) determine whether, to what extent and under what circumstances to provide loans from the Company to participants to purchase Shares subject to Awards under the 2001 Flexible Plan, and the terms and conditions of such loans;

     (f) rely upon employees, consultants, and agents of the Company for such clerical and record keeping duties as may be necessary in connection with the administration of the 2001 Flexible Plan; and

     (g) make all other determinations and take all other actions necessary or advisable for the administration of the 2001 Flexible Plan.

3.3 Procedures. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. All questions of interpretation and application of the 2001 Flexible Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

3.4 Delegation by the Committee. The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the 2001 Flexible Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the Exchange Act, any function relating to a Reporting Participant or a covered employee (as defined in Section 162(m) of the Code) shall be performed solely by the Committee.

4.  SHARES SUBJECT TO 2001 FLEXIBLE PLAN

4.1 Limitations. The maximum number of Shares that may be issued with respect to Awards under the 2001 Flexible Plan shall not exceed 3,000,000 unless such maximum shall be increased or decreased by reason of changes in capitalization of the Company as hereinafter provided. The Shares issued pursuant to the 2001 Flexible Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

4.2 Changes. To the extent that any Award under the 2001 Flexible Plan, shall be forfeited, shall expire or shall be canceled, in whole or in part, then the number of Shares covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of the 2001 Flexible Plan. Notwithstanding the foregoing, Shares subject to a stock option or Stock Appreciation Right that is awarded to a Named Executive Officer (as defined by Section 17.1) and that is cancelled, shall not again be available under the Plan. In the event that Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the 2001 Flexible Plan, the number of Shares available for future Awards under the 2001 Flexible Plan shall be reduced only by the net number of Shares issued upon the exercise of the option. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall, until the form of consideration to be paid is finally determined, be counted against the maximum number of Shares that may be issued under the 2001 Flexible Plan. If the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation, such Shares may again be made the subject of an Award under the 2001 Flexible Plan. Awards will not reduce the number of Shares that may be issued pursuant to the 2001 Flexible Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

5.  ELIGIBILITY

An individual shall be eligible to participate in the Plan and receive Awards hereunder if the individual is an employee of the Company or a Subsidiary or if the individual otherwise provides services to the Company or a Subsidiary as an officer, consultant or Nonemployee director or in any other capacity; provided that Incentive Stock Options may only be awarded to individuals who are employees of the Company or a Subsidiary. In making any determination as to persons to whom Awards shall be granted, the type of Award, and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the Participant; his or her importance to the Company and its Subsidiaries; the duties of such person; his or her past, present and potential contributions to the growth and success of the Company and its Subsidiaries; and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the 2001 Flexible Plan.

6.  STOCK OPTIONS

6.1 Grants. The Committee may grant stock options alone or in addition to other Awards granted under the 2001 Flexible Plan to any Participant. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such option is an Incentive Stock Option or Non-Qualified Stock Option and any other terms and conditions relating to such Award. To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the option, consistent with the provisions of the 2001 Flexible Plan. The Optionee and the Company shall enter into option agreements for Incentive Stock Options and Non-Qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement so that an Incentive Stock Option may be converted to a Non-Qualified Stock Option. The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ or active service of the Company for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised.

6.2 Option Price. The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant of such Incentive Stock Option. Subject to the provisions of Section 13, the exercise price of a stock option issued in accordance with this 2001 Flexible Plan shall not be adjusted or amended following the issuance of such stock option.

6.3  Incentive Stock Options Limitations.

     (a) To the extent required by Section 422 of the Code, in no event shall any person be granted Incentive Stock Options to the extent that the Shares covered by any Incentive Stock Options (and any Incentive Stock Options granted under any other plans of the Company and its Subsidiaries) that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this Subsection 6.3(a) be the maximum limitation on options which may be considered Incentive Stock Options under the Code.

     (b) Notwithstanding anything herein to the contrary, in no event shall any Participant owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option hereunder unless the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option at the time that the Incentive Stock Option is granted and the term of such Incentive Stock Option shall not exceed five (5) years.

6.4 Option Term. Subject to Subsection 6.3(b) hereof, the term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant. Subject to the foregoing, a stock option granted to a Participant who is not an employee of the Company or any Subsidiary shall be exercisable at such time and to such extent (including after termination of such Participant's service for the Company) as is expressly provided in the option agreement. No stock option that is granted to a Participant who is an employee of the Company or any Subsidiary may be exercised unless, at the time of such exercise, the Optionee is, and has been continuously since the date of grant of his or her stock option, employed by the Company, except that:

     (a) A stock option may, to the extent vested, be exercised within the period of ninety (90) days after the date the Optionee ceases to be an employee of the Company and the Subsidiaries for any reason other than as set forth below (or within such lesser period as may be specified in the applicable option agreement), provided that the option agreement may designate a longer exercise period and that the exercise after such ninety (90)-day period shall be treated as the exercise of a Non-Qualified Stock Option under the 2001 Flexible Plan.

     (b) In the event of the death of the Optionee while in the employ of the Company or the Subsidiaries or within ninety (90) days after the date the Optionee ceases to be an employee of the Company or the Subsidiaries (or within such lesser period as may be specified in the applicable option agreement, whichever is shorter), the stock option may, to the extent vested and previously unexercised, be exercised by the Optionee's Designated Beneficiary within the one-year period immediately following such date of death (or within such lesser period as may be specified in the applicable option agreement, whichever is shorter);

     (c) If the Optionee voluntarily terminates employment with the Company without good reason (which determination shall be made in the sole and absolute discretion of the Committee), the stock option may, to the extent vested and previously unexercised by the Optionee within the period of ten (10) days immediately following the termination of employment of the Optionee (or within such lesser period as may be specified in the applicable option agreement, whichever is shorter);

     (d) If the Optionee ceases to be an employee of the Company by reason of the Optionee's Disability, the stock option may be exercised by the Optionee for the full number of shares or any portion thereof except as to the issuance of fractional shares, to the full extent of this option less any previously exercised shares at any time within the period of one year after the date of Disability of the Optionee (or within such lesser period as may be specified in the applicable option agreement, whichever is shorter);

     (e) If the employment of the Optionee is terminated for cause (which determination shall be made in the sole and absolute discretion of the Committee) the stock option may, to the extent vested and previously unexercised, be exercised by the Optionee within the period of ten (10) days after the termination of employment of the Optionee (or within such lesser period as may be specified in the applicable option agreement, whichever is shorter);

     (f) In the event of the Optionee's Retirement, the stock option may, to the extent vested and previously unexercised, be exercised by the Optionee within the period of one (1) year after the termination of employment by the Optionee (or within such lesser period as may be specified in the applicable option agreement, whichever is shorter), provided that the exercise of the option more than ninety (90) days after the Optionee's termination of employment shall be treated as the exercise of a Non-Qualified Option under the 2001 Flexible Plan.

6.5  Vesting of Stock Options.

     (a) Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the stock option agreement entered into between the Company and each Optionee and only to the extent that the Optionee remains in the continuous employ or service of the Company or a Subsidiary. The option vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

     (b) In the event of the dissolution or liquidation of the Company, each stock option granted under the 2001 Flexible Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised option shall terminate and be of no other effect.

     (c) In the event of a Reorganization (as defined in Section 2.3 hereof):

          (1) If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of Subsection 6.5(b) shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

          (2) If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the 2001 Flexible Plan which are then available to be awarded under the 2001 Flexible Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.

          (3) The Committee may provide in an option agreement and/or Stock Appreciation Rights agreement that in the event of a Change in Control of the Company, (i) all or a portion of the stock options and any associated Stock Appreciation Rights awarded under such agreement shall become fully vested and immediately exercisable and/or (ii) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control; provided, however, that if in the opinion of counsel to the Company the immediate exercisability of options when taken into consideration with all other "parachute payments" as defined in
     Section 280G of the Code, as amended, would result in an "excess parachute payment" as defined in such section as well as an excise tax imposed by
     Section 4999 of the Code, such options and any associated Stock Appreciation Rights shall become fully vested and immediately exercisable, except as and to the extent the Committee in its sole discretion, shall otherwise determine, which determination by the Committee shall be based solely upon maximizing the after-tax benefits to be received by any such Optionee. If the Committee does not provide for accelerated vesting in an option or Stock Appreciation Rights agreement pursuant to this Subsection 6.5(c)(3), such option and/or Stock Appreciation Right shall vest, if at all, solely in accordance with the terms of the agreement and the other terms of this Plan.

6.6  Exercise of Stock Options.

     (a) Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

          (1) in cash (including check, bank draft or money order); or

          (2) by the delivery of Shares having a Fair Market Value equal to the aggregate option rate;

          (3) by a combination of cash and Shares; or

          (4) by other consideration deemed acceptable by the Committee in its sole discretion.

     (b) An Optionee shall not have any of the rights of a Shareholder with respect to the Shares covered by a stock option except to the extent that one or more certificates representing such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a Shareholder of record by the Company's transfer agent, upon due exercise of the option.

6.7 Date of a Stock Option Grant. The granting of a stock option shall take place only upon the execution and delivery by the Company and an Optionee of an option agreement. Neither any action taken by the Board nor anything contained in the 2001 Flexible Plan or in any resolution adopted or to be adopted by the Board or the Shareholders shall constitute the granting of a stock option under the 2001 Flexible Plan.

7.  STOCK APPRECIATION RIGHTS

7.1 Grants. The Committee may grant to any Participant either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof, at the discretion of the Committee. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either (a) in the case of a Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the per share exercise price of the related option, or (b) in the case of a Non-Tandem Stock Appreciation Right the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant by (ii) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

7.2 Exercisability. A Tandem Stock Appreciation Right may be granted at the time of the grant of the related stock option or, if the related stock option is a Non-Qualified Stock Option, at any time thereafter during the term of the stock option. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable, (ii) expires upon the termination of the related Incentive Stock Option, (iii) may not exceed 100% of the difference between the exercise price of the related Incentive Stock Option and the market price of the Shares subject to the related Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised and (iv) may be exercised at, and only at, such times as the market price of the Shares subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option. The Tandem Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related stock option is transferable. If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the related option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the related option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

7.3 Certain Limitations on Non-Tandem Stock, Appreciation Rights. A Non-Tandem Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Non-Tandem Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to Sections 6.4 and 6.5 of the 2001 Flexible Plan.

7.4 Limited Stock Appreciation Rights. The Committee is also authorized to grant "Limited Stock Appreciation Rights," either as Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights. Limited Stock Appreciation Rights would become exercisable only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter.

8.  RESTRICTED STOCK

8.1 Grants. The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee, in its sole discretion, may specify any particular rights which the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment or service). Further, the Committee may award performance-based Restricted Stock by conditioning the grant, or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine. The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company. Each Award of Restricted Stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Unless otherwise set forth in the 2001 Flexible Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

8.2 Awards and Certificates. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

9.  PERFORMANCE AWARDS

9.1 Grants. A Performance Award may consist of either or both, as the Committee may determine, of (i) "Performance Shares" or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) "Performance Units," or the right to receive a fixed dollar amount payable in cash, Common Stock, Restricted Stock or any combination thereof, as the Committee may determine. The Committee may grant Performance Awards to any Participant for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified at the time of the grant. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of employment or service during a performance period and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions, which shall be determined at the discretion of the Committee. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

9.2 Terms and Conditions. Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company's business and for remaining in the employ or active service of the Company for a specified period of time, or the Company's performance or the performance of its Common Stock measured against the performance of the market, the Company's industry segment or its direct competitors. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective, all at the Committee's discretion. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

10.  DIVIDEND EQUIVALENT RIGHTS

The Committee may grant a Dividend Equivalent Right either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company's Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement or payment for or lapse of restrictions on such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms a conditions different from such other Award.

11.  OTHER AWARDS

The Committee may grant to any Participant other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares, if the Committee, in its sole discretion, determines that such other form of Award is consistent with the purposes and restrictions of the 2001 Flexible Plan. The terms and conditions of such other form of Award shall be specified by the grant including, but not limited to, the price, if any, and the vesting schedule, if any. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.

12.  COMPLIANCE WITH SECURITIES AND OTHER LAWS

In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable Federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable Federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

13.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION

The value of an Award in Shares and the number of Shares available for issuance hereunder shall be adjusted from time to time as follows:

     (a) Subject to any required action by Shareholders, the number of Shares covered by each outstanding Award, and the exercise price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares affected without receipt of consideration by the Company.

     (b) Subject to any required action by Shareholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation (or if the Company is not the surviving corporation in such a transaction, but the transaction does not constitute a Change in Control), each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to

Shares relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement.

     (c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the 2001 Flexible Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

Except as hereinbefore expressly provided in the 2001 Flexible Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award. The grant of an Award pursuant to the 2001 Flexible Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.  AMENDMENT OR TERMINATION OF THE 2001 FLEXIBLE PLAN

14.1 Amendment of the 2001 Flexible Plan. Notwithstanding anything contained in the 2001 Flexible Plan to the contrary, all provisions of the 2001 Flexible Plan may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding under the 2001 Flexible Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder; and provided, further, that the 2001 Flexible Plan may not be amended (a) to increase the maximum number of Shares subject to the 2001 Flexible Plan or (b) to modify the requirements as to eligibility to receive Incentive Stock Options without approval by the holders of a majority of the Shares of the Company represented and voted at a meeting of the Shareholders.

14.2 Termination of the 2001 Flexible Plan. The Board may suspend or terminate the 2001 Flexible Plan at any time, and such suspension or termination may be retroactive or prospective. However, no Award may be granted on or after the tenth anniversary of the adoption of the 2001 Flexible Plan or of the adoption of any amendment to or restatement of the Plan if the Plan as so amended or restated is approved by the Shareholders in accordance with Section 14.1. Termination of the 2001 Flexible Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

15.  AMENDMENTS AND ADJUSTMENTS TO AWARDS

The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the 2001 Flexible Plan, including, without limitation to change the date or dates as of which (a) an option becomes exercisable or (b) a performance-based Award is deemed earned. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 13 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the 2001 Flexible Plan. Any provision of the 2001 Flexible Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee may cause any Award granted to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award. The determinations of value under this Section 15 shall be made by the Committee in its sole discretion.

16.  GENERAL PROVISIONS

16.1 No Limit on Other Compensation Arrangements. Nothing contained in the 2001 Flexible Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

16.2 No Right to Employment. Nothing in the 2001 Flexible Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any recipient of an Award any right to remain in the employ or service of the Company. Further, the Company may at any time dismiss an Optionee in the 2001 Flexible Plan from employment or service, free from any liability or any claim under the 2001 Flexible Plan, unless otherwise expressly provided in the 2001 Flexible Plan or in any Award agreement. No Participant, employee, Optionee or other person shall have any claim to be granted any Award, and there is no obligation for uniformity or treatment of employees, Participants or holders or beneficiaries of Awards.

16.3 Governing Law. The validity, construction and effect of the 2001 Flexible Plan and any rules and regulations relating to the 2001 Flexible Plan shall be determined in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.

16.4 Severability. If any provision of the 2001 Flexible Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the 2001 Flexible Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the 2001 Flexible Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the 2001 Flexible Plan and any such Award shall remain in full force and effect.

16.5 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the 2001 Flexible Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

16.6 Headings. Headings are given to the Sections and Subsections of the 2001 Flexible Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the 2001 Flexible Plan or any provision thereof.

16.7 Effective Date. The 2001 Flexible Plan shall be effective as of May 24, 2001 after its approval by the holders of a majority of the Shares of the Company represented and voting at the Annual Meeting of Shareholders to be held May 24, 2001. If the 2001 Flexible Plan is not approved by the Shareholders at the 2001 Annual Meeting, the 2001 Flexible Plan shall be null and void.

16.8 Non-Transferability of Awards. Awards shall be nontransferable other than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the holder, only by the holder (or the holder's duly appointed guardian or personal representative); provided, however, that Awards other than Incentive Stock Options may be transferred (i) by the holder to a family member, trust, charity, or similar organization for estate planning purposes or (ii) with the approval of the Committee, as directed under a qualified domestic relations order.

16.9 Withholding. The Company shall have the right to withhold or require separate payment of all Federal, state, local or other taxes or payments required by law to be withheld or paid with respect to any Award or payment made under the Plan. Such amounts shall be withheld or paid prior to the delivery of any certificate representing shares of Common Stock or any other Award subject to such withholding. Such a payment may be made by the delivery of cash (or other consideration acceptable to the Company) to the Company in an amount that equals or exceeds the required withholding obligation of the Company. In the event of a transfer of an Award, the Participant who assigns the Award shall remain subject to withholding taxes or similar obligations upon exercise of the Award by the transferee to the extent required by the Code or other applicable laws. All determinations of withholding liability under this Section shall be made by the Company in its sole discretion and shall be binding upon the Participant.

17.  NAMED EXECUTIVE OFFICERS

17.1 Applicability of Section 17. The provisions of this Section 17 shall apply only to those Executive Officers (i) whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402(a)(3)(i) and (ii) of Regulation S-K under the general rules and regulations under the Exchange Act, as amended, and (ii) whose total compensation, including estimated Awards, is determined by the Committee to possibly be subject to the limitations on deductions imposed by Section 162(m) of the Code ("Named Executive Officers"). In the event of any inconsistencies between this Section 17 and the other 2001 Flexible Plan provisions as they pertain to Named Executive Officers, the provisions of this Section 17 shall control.

17.2 Establishment of Performance Goals. Awards for Named Executive Officers, other than stock options and Stock Appreciation Rights, shall be based on the attainment of certain performance goals. No later than the earlier of (i) ninety
(90) days after the commencement of the applicable fiscal year or such other award period as may be established by the Committee ("Award Period") and (ii) the completion of twenty-five percent (25%) of such Award Period, the Committee shall establish, in writing, the performance goals applicable to each such Award for Named Executive Officers. At the time the performance goals are established by the Committee, their outcome must be substantially uncertain. In addition, the performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Named Executive Officer if the goal is obtained. Such formula or standard shall be sufficiently objective so that a third party with knowledge of the relevant performance results could calculate the amount to be paid to the subject Named Executive Officer. The material terms of the performance goals for Named Executive Officers and the compensation payable thereunder shall be submitted to the Shareholders for their review and approval if and to the extent required for such compensation to be deductible pursuant to Section 162(m) (or any successor thereto) of the Code, and the Treasury Regulations thereunder. Shareholder approval, if necessary, shall be obtained for such performance goals prior to any Award being paid to such Named Executive Officer. If Shareholder approval is required and the Shareholders do not approve such performance goals, no amount shall be paid to such Named Executive Officer for such applicable Award Period under the 2001 Flexible Plan. The disclosure of the "material terms" of a performance goal and the compensation payable thereunder shall be determined under the guidelines set forth under Section 162(m) of the Code, and the Treasury Regulations thereunder.

17.3 Components of Awards. Each Award to a Named Executive Officer, other than stock options and Stock Appreciation Rights, shall be based on performance goals which are sufficiently objective so that a third party having knowledge of the relevant facts could determine whether the goal was met. Except as provided in
Section 17.8 herein, performance measures which may serve as determinants of Named Executive Officers Awards shall be limited to the following measures: earnings per share; return on assets; return on equity; return on capital; net profit after taxes; net profit before taxes; economic value added; operating profits; stock price; market share; and sales or expenses. Within ninety (90) days following the end of each Award Period, the Committee shall certify in writing that the performance goals, and any other material terms were satisfied. Thereafter, Awards shall be made for each Named Executive Officer as determined by the Committee. The Awards may not vary from the pre-established amount based on the level of achievement.

17.4  No Mid-Year Change in Awards.  Except as provided in Sections 17.8 and
17.9 herein, each Named Executive Officers Awards shall be based exclusively on the performance measures established by the Committee pursuant to Sections 17.2 and 17.3.

17.5 No Partial Award Period Participation. A Named Executive Officer who becomes eligible to participate in the 2001 Flexible Plan after performance goals have been established in an Award Period pursuant to Sections 17.2 and
17.3 may not participation in the 2001 Flexible Plan prior to the next succeeding Award Period, except with respect to Awards which are stock options or Stock Appreciation Rights.

17.6 Performance Goals. Except as provided in Section 17.8 herein, performance goals shall not be changed following their establishment, and Named Executive Officers shall not receive any payout, except with respect to Awards which are stock options or Stock Appreciation Rights, when the minimum performance goals are not met or exceeded.

17.7 Individual Performance and Discretionary Adjustments. Except as provided in Section 17.8 herein, subjective evaluations of individual performance of Named Executive Officers shall not be reflected in their Awards, other than Awards which are stock options or Stock Appreciation Rights. The payment of such Awards shall be entirely dependent upon the attainment of the pre-established performance goals.

17.8 Amendments. No amendment of the 2001 Flexible Plan with respect to any Named Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Optionee under the 2001 Flexible Plan, (ii) change the specified performance goal for payment of Awards, or (iii) modify the requirements as to eligibility for participation in the 2001 Flexible Plan, unless the Shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) of the Code of such payment in the fiscal year it is paid. The Committee shall amend this Section 17 and such other provisions as it deems appropriate, to cause amounts payable to Named Executive Officers to satisfy the requirements of Section 162(m) and the Treasury Regulations promulgated thereunder.

17.9 Stock Options and Stock Appreciation Rights; Maximum Amount of Compensation. Notwithstanding any provision of this 2001 Flexible Plan (including the provisions of this Section 17) to the contrary, the amount of compensation which a Named Executive Officer may receive with respect to stock options and Stock Appreciation Rights which are granted hereunder shall be based solely on an increase in the value of the applicable Shares after the date of grant of such Award. Thus, no stock option may be granted hereunder to a Named Executive Officer with an exercise price less than the Fair Market Value of Shares on the date of grant. The maximum number of Shares (or cash equivalent value) with respect to which stock options or Stock Appreciation Rights may be granted hereunder to any Named Executive Officer during any calendar year may not exceed 500,000 Shares, subject to adjustment as provided in Section 13 hereunder. The maximum amount of compensation payable as an Award (other than an Award which is a stock option or Stock Appreciation Right) to any Named Executive Officer during any calendar year may not exceed $1,000,000.

                                 ATTACHMENT "D"

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                 AMENDED RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          HCC INSURANCE HOLDINGS, INC.

Pursuant to Section 242 of the Delaware General Corporation Law, HCC Insurance Holdings, Inc., (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The Amended Restated Certificate of Incorporation of the Corporation is hereby amended by deleting and replacing the first paragraph of Article Four of the Certificate of Incorporation. Article Four shall read as follows:

                                  "ARTICLE IV

A. Capital Stock. The aggregate number of shares of Capital Stock which the Corporation is authorized to issue is Three Hundred Million (300,000,000) shares, consisting of:

          (1) Two Hundred Fifty Million (250,000,000) shares of Common Stock with a par value of $1.00 per share (the "Common Stock"); and

          (2) Fifty Million (50,000,000) shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock").

B.  Common Stock.

          (1) Voting Rights. Except as set forth herein or as otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the Shareholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

          (2) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends.

          (3) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, all distributions on the Common Stock of the Corporation shall be payable to the holders of shares of Common Stock.

C. Preferred Stock. The preferences and relative, participating or other rights of Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

          (1) Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

          (2) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of Preferred Stock, to fix and state by resolution or resolutions from time to time adopted providing for the issuance thereof the following:

             (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

             (b) the preferences and relative, participating, optional or other special rights, if any, with respect to any class or series

             (c) whether or not the share of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

             (d) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

             (e) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

             (f) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class of classes or of any other series of the same of any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

             (g) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

The shares of each class or series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock."

SECOND: This amendment to the Amended Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Christopher L. Martin, its authorized officer, this 24th day of May, 2001.

HCC INSURANCE HOLDINGS, INC.

By:
    -------------------------------------------------------
    Christopher L. Martin, Vice President and
    Secretary

                           -- FOLD AND DETACH HERE --
--------------------------------------------------------------------------------
                          HCC INSURANCE HOLDINGS, INC.
            ANNUAL MEETING OF SHAREHOLDERS - TO BE HELD MAY 24, 2001
                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby constitutes and appoints Frank J. Bramanti and Christopher L. Martin, and each of them, acting in the absence of others, as proxies of the undersigned, with full power of substitution in the premises to each of them, to appear and vote, as designated herein, all shares of stock of the Common Stock of HCC Insurance Holdings, Inc. (the "Company") held of record by the undersigned on April 12, 2001 at the annual Meeting of Shareholders of the Company to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 on May 24, 2001, at 8:30 a.m., Central time, and at any and all postponements or adjournments thereof (the "Meeting").

WHEN PROPERTY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BELOW BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED BELOW, AND, ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF.

1. Approval of the Amendment to the Amended Restated Certificate of Incorporation of the Company to create a classified board of directors by dividing the Board of Directors into three (3) classes with staggered terms of office.

                        [ ] FOR       [ ] AGAINST         [ ] ABSTAIN

2.  Election of Directors

[ ] FOR all nominees listed below (except         [ ] WITHHOLD AUTHORITY TO VOTE
    as marked to the contrary below).                 for all nominees below.

    To elect the following Directors to serve for one-year (Class I), two-year (Class II) or three-year (Class III) terms of office ending at the Annual Meeting of Shareholders in the year 2002, 2003 and 2004, respectively, or until their successors are duly elected and qualified or, if Proposal 1 is not adopted, to elect each of the nominees listed below for a period ending at the Annual Meeting of Shareholders in the year 2002 or until their successors are duly elected and qualified.

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

    Class I: James R. Crane, J. Robert Dickerson, James C. Flagg, Ph. D., Edwin H. Frank, III and Stephen J. Lockwood.

    Class II:    Frank J. Bramanti, Patrick B. Collins, Edward H. Ellis, Jr.
                 and John N. Molbeck, Jr.

    Class III:   Marvin P. Bush, Allan W. Fulkerson, Walter J. Lack and
                 Stephen L. Way.

3.  Approval of the 2001 Flexible Incentive Plan.

                        [ ] FOR       [ ] AGAINST         [ ] ABSTAIN

4. Approval of the Amendment to the Amended Restated Certificate of Incorporation of the Company to Authorize the issuance of Preferred Stock.

                        [ ] FOR       [ ] AGAINST         [ ] ABSTAIN


PLEASE MARK, SIGN, AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
                  (continued and to be signed on the reverse)

                            - FOLD AND DETACH HERE -
-------------------------------------------------------------------------------

                          (continued from other side)

5. Ratification on the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year 2001.
         [ ] FOR             [ ] AGAINST          [ ] ABSTAIN

6. In their discretion, the proxies are authorized to vote upon such business as may properly come before the Meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of HCC Insurance Holdings, Inc. for the fiscal year ended December 31, 2000.


                                    ____________________________________________
                                             SIGNATURE OF SHAREHOLDER

                                    ____________________________________________
                                     SIGNATURE OF SHAREHOLDER (if jointly held)

                                    Dated: _______________________________, 2001

                                    Note: Please sign exactly as your name
                                    appears on this card. On joint accounts each joint holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.